EXHIBIT 4.3
							------------


                    Void after 5:00 p.m. New York, New York Time,
                                 on January 31, 2000

                  Warrant to Purchase 243,902 shares of Common Stock
                     (Consisting of 121,951 Class A Warrants and
                              121,951 Class B Warrants)


          THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT (collectively, the "Securities") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the "Securities Act") AND MAY NOT BE SOLD OR TRANSFERRED, UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT IS APPLICABLE.
                          _________________________________

   				      FORM OF

                           WARRANT TO PURCHASE COMMON STOCK

                                          OF

                          ADVANCED MAMMOGRAPHY SYSTEMS, INC.

                                a Delaware corporation

                    This is to certify that, FOR VALUE RECEIVED, InterFirst Capital Corporation, or assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Advanced Mammography Systems, Inc., a Delaware corporation (the "Company"), Two Hundred Forty Three Thousand Nine Hundred and Two (243,902) fully paid, validly issued and non-assessable shares of common stock, $0.01 par value, of the Company ("Common Stock"), subject to prior vesting of the Class B Warrants, at any time through and including January 31, 2000 ("Expiration Date"). The Warrant exercise price shall be $1.68 for each share of Common Stock of the Company. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

                    (a)  Exercise of Warrant.
                         --------------------

                         (1) The Warrants are being issued as additional compensation to InterFirst Capital Corporation ("InterFirst") in connection with the sale by the Company of its securities, including Subscription Warrants for an initial aggregate of 1,016,260 shares of Common Stock issued as of the date hereof pursuant to Offshore Securities Subscription Agreements and Placement Warrants for an initial aggregate of 203,252 shares of Common Stock issued to Saundra J. Kessler in her sole capacity and as guardian pursuant to Private Placement Agreements. The exercise period (the "Exercise Period") of the Warrants shall be as follows: the Class A Warrants shall commence on the date hereof and terminate on the Expiration Date, and the Class B Warrants shall commence for each Warrant thereof upon the exercise of every ten (10) Subscription Warrants and/or Placement Warrants (as initially constituted) and terminate on the Expiration Date. For every ten (10) Subscription Warrants and/or Placement Warrants which expire or terminate unexercised, one Class B Warrant shall terminate simultaneously with the foregoing expiration or termination. Other than the different Exercise Periods, the terms of the Class A Warrants and the Class B Warrants shall be identical.

                         (2) This Warrant may be exercised in whole or in part at any time during the respective Exercise Periods. During the applicable Exercise Period the Holder shall have the right to exercise this Warrant into shares of Common Stock (and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto pursuant to Section (f) hereof). This Warrant, subject to the provisions hereof, may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment (by wire transfer) of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrant, but not later than five (5) business days from the date of such exercise, the Company shall issue and deliver to the Holder (or the person designated in the Purchase
          Form) a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. The Common Stock and any Warrants issued in exchange for this Warrant shall be issued with such restrictive legends as are required by the Securities Act or the Regulations there under. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder.

                    (b)  Reservation of Shares.
                         ---------------------    The Company shall at all
          times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

                    (c)  Fractional Shares.
                         ------------------       No fractional shares or
          script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                         (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such Exchange or listed for trading on the NASDAQ System, the current market value shall be the last reported sale price of the Common Stock on such Exchange or System on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such Exchange or System; or

                         (2)  If the Common Stock is not so listed or
          admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                         (3)  If the Common Stock is not so listed or
          admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                    (d)  Exchange, Transfer, Assignment or Loss of Warrant.
                         -------------------------------------------------
          This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common
          Stock purchasable hereunder.   Upon surrender of this Warrant to
          the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax and any representations or agreements required under the Securities Act, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                    (e)  Rights of the Holder.
                         ---------------------    The Holder shall not, by
          virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity except with respect to certificates representing shares of Common Stock issued upon exercise of this Warrant. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Prior to due presentment for registration or transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant for purposes of any exercise hereof and for all other purposes of the Company shall not be affected by any notice to the contrary.

                    (f)  Anti-Dilution Provisions.
                         -------------------------     The Exercise Price
          in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                         (1) In case the Company shall (i) declare a stock dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding share of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                         (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                         (3) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                         (4) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

                         (5)  Irrespective of any adjustments in the
          Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

                    (g)  Officer's Certificate.
                         ----------------------   Whenever the Exercise
          Price shall be adjusted as required by the provisions of Section
          (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (h) hereof and the Company shall forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

                    (h)  Notices to Warrant Holders.
                         ---------------------------   So long as this
          Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to all the holders of Common Stock for subscription or purchase by them of any share of any class or any other rights or (iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale of all or substantially all of the property and assets of the Company to another corporation or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up is to take place and date, if any is to be fixed, as of which the holders of the Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. Notwithstanding the above, the failure to give such notice shall not affect the validity of any transaction for which the notice was required to be given.

                    (i) Reclassification, Reorganization or Merger. ------------------------------------------- In
          case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with a subsidiary, in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant or in case of any sale to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger or sale by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger or sale; provided that, the resulting entity is a publicly traded corporation, otherwise this Warrant shall terminate upon the closing of such transaction to the extent then unexercised. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers or sales. In the event that in connection with any such capital reorganization and any shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

                    (j)  Non-Callable Warrant.
                         ---------------------    This Warrant may not be
          called by the Company at any time.

                    (k)  Registration.
                         ------------- The Company shall use its best efforts to register the Warrant Shares underlying this Warrant, by filing a registration statement with the Securities and Exchange Commission ("SEC") on Form S-3 or other appropriate form (the "Form") within sixty (60) days after issuance of this Warrant and to file any amendments thereto within thirty (30) days after receipt of an SEC comment letter (subject to availability of audited financial statements) and the Company agrees to keep the Form current and effective so long as the Warrants (including the Warrant Shares that are issued upon the exercise of this Warrant) are owned by person who had exercised the Warrants therefore, but not to exceed three (3) years from the initial issuance of this Warrant. If the Form is not declared effective by the SEC within one hundred twenty (120) days after the issuance hereof and maintained effective, then the Company shall be required to issue to InterFirst within thirty
          (30) days, an additional amount of Warrants equal to 12.5% of the number of Warrants originally issued to InterFirst. As a condition to the obligation in this Section (k), InterFirst shall enter into a customary agreement with the Company regarding the sale of the underlying Warrant Shares and mutual indemnification. In the event the Holder exercises this Warrant at a time when there is no effective Form as to the Warrant Shares being acquired upon such exercise, the Holder or its designee shall provide such representations with respect to its purchase, and the Company may place such legends on certificates for the Warrant Shares as is required to ensure compliance with the private placement exemption under the Securities Act.

               (l)  Miscellaneous.
                    -------------

                    (1)  Binding Effect.
                         ---------------     The terms and conditions of
          this Warrant shall be binding upon and shall inure to the benefit of the Company and the Holder.

                    (2)  Successors and Assigns.
                         -----------------------  All the covenants and
          provisions of this Warrant by or for the benefit of the Company and the Holder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

                    (3)  Entire Agreement.
                         -----------------   This Warrant is intended by
          the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights under the Securities Act granted by the Company with respect to this Warrant or the Warrant Shares. This Warrant is issued pursuant to a Funding Agreement, dated as of January 31, 1997, among the Company, InterFirst and Emerald Capital Corporation. This Warrant supersedes all prior agreements and understandings between the parties with respect to the subject matter herein.

                    (4)  Amendments and Waivers.
                         -----------------------  This Warrant may not be
          amended, modified or terminated except by a writing signed by all parties.

                    (5)  Governing Law.
                         -------------- This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

                    (6)  Notices.
                         -------- All written notices, demands or requests of any kind, which either party may be required or may desire to serve on the other in connection with this Warrant, must be served by registered or certified mail, with postage prepaid and return receipt requested, to the following address:

                    If to the Holder, to:

                    InterFirst Capital Corporation
                    10866 Wilshire Blvd.
                    Fourth Floor
                    Los Angeles, California 90024

                    Attention:  Paul Kessler
                                Managing Director, Corporate Finance

                    If to the Company, to:

                    Advanced Mammography Systems, Inc.
                    Two Executive Drive
                    Fort Lee, New Jersey 07024
                    Attn: Jack Nelson, Chairman

          or to such other address as either party hereto may duly give to the other. In lieu of mailing, either party may cause delivery of such notices, demands and requests to be made by personal service, provided that acknowledgement of receipt is made. Notice shall be deemed given upon personal delivery or three(3) days after depositing in the U.S. Mail, postage prepaid.

                    (7)  Headings.
                         --------- The Article and Section headings herein are for convenience only and are not part of this Warrant and shall not effect the interpretation thereof.


                        [SIGNATURE PAGE APPEARS ON NEXT PAGE]

                    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, each being duly authorized, as of the date below.

                                             Advanced Mammography Systems,
                                             Inc., Delaware Corporation


                                             By: _________________________
                                                Name:  Jack Nelson
                                                Title: Chairman

          February 6, 1997

                                    PURCHASE FORM
                                   ---------------

                                                  Dated: ___________, 199__


                    The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________________ shares of Common Stock and hereby makes payment of ____________ in payment of the actual exercise price thereof.


                        INSTRUCTIONS FOR REGISTRATION OF STOCK
                        --------------------------------------

          Name
          ______________________________________________________________
                         (Please typewrite or print in block letters)

          Address
          ______________________________________________________________

          Signature ____________________________________________________

          Tax Identification Number ____________________________________

                                _____________________

                                   ASSIGNMENT FORM

                    FOR VALUE RECEIVED,
          _____________________________________
          hereby sells, assigns and transfers unto

          Name
          ______________________________________________________________
                    (Please typewrite or print in block letters)

          Address
          ___________________________________________________________

          the right to purchase Common Stock represented by this (Class A/ Class B) Warrant to the extent of ______________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

          Date ____________________________, 199__


          Signature ______________________________